UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

50 Hampshire Street, 8th Floor
Cambridge, MA	02139
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2023, the Board of Directors (“Board”) of Surface Oncology, Inc. (the “Company”) adopted a retention program for certain of its executives, including its principal executive officer, principal financial officer and certain of its other executive officers (each, a “Participant” and collectively, the “Participants”), pursuant to which the Company will provide a retention award to each of the Participants in the amount of 50% of such Participant’s salary. The awards will vest and become payable by the Company on the earlier of the (1) the date the Company pays its annual employee bonuses for the year ended December 31, 2023, or (2) March 15, 2024, subject to such Participant’s continued employment through the vesting date. At the time of payment, the Board or the Compensation Committee of the Board will have discretion to effect payment of the awards in cash, unrestricted stock or a combination of cash and unrestricted stock. In the event a Participant’s employment is terminated without Cause or due to Good Reason (as each such term is defined in the applicable Participant’s employment agreement) on or following either a Change in Control (as such term is defined in the applicable Participant’s employment agreement) or other specified corporate reorganizations, in either case on or before March 15, 2024, vesting will be accelerated and payment in full of such Participant’s award would become immediately due in cash.

The Company intends to enter into a retention agreement with each Participant to memorialize the terms described herein. The foregoing summary of the material terms of the retention program does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Participant’s retention agreement. The Company intends to file the form of such retention agreement with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: February 10, 2023	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer